--------------------------------------------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among

                                SONICWALL, INC.,

                             ITI ACQUISITION CORP.,

                            IGNYTE TECHNOLOGY, INC.

                                      and

                                 JEFF STARK, as

                          SHAREHOLDERS' REPRESENTATIVE

                           Dated as of March 1, 2001


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                Page
                                                                                                ----
ARTICLE I  THE MERGER..........................................................................   2
     SECTION 1.01  The Merger..................................................................   2
     SECTION 1.02  Effective Time; Closing.....................................................   2
     SECTION 1.03  Effect of the Merger........................................................   2
     SECTION 1.04  Articles of Incorporation; Bylaws...........................................   3
     SECTION 1.05  Directors and Officers......................................................   3

ARTICLE II  MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES.....................................   3
     SECTION 2.01  Merger Consideration........................................................   3
     SECTION 2.02  Exchange of Certificates....................................................   5
     SECTION 2.03  Stock Transfer Books........................................................   9
     SECTION 2.04  Company Stock Options; [Waiver of Acceleration Rights]......................   9
     SECTION 2.05  Dissenting Shares...........................................................   9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................  10
     SECTION 3.01  Organization and Qualification..............................................  10
     SECTION 3.02  Articles of Incorporation and Bylaws........................................  11
     SECTION 3.03  No Subsidiaries.............................................................  11
     SECTION 3.04  Capitalization..............................................................  11
     SECTION 3.05  Authority Relative to This Agreement........................................  13
     SECTION 3.06  No Conflict; Required Filings and Consents..................................  13
     SECTION 3.07  Permits; Compliance.........................................................  14
     SECTION 3.08  Financial Statements........................................................  15
     SECTION 3.09  Absence of Certain Changes or Events........................................  15
     SECTION 3.10  Absence of Litigation.......................................................  15
     SECTION 3.11  Employee Benefit Plans; Labor Matters.......................................  16
     SECTION 3.12  Contracts...................................................................  19
     SECTION 3.13  Environmental Matters.......................................................  21
     SECTION 3.14  Intellectual Property.......................................................  21
     SECTION 3.15  Returns and Complaints......................................................  23
     SECTION 3.16  Taxes.......................................................................  23
     SECTION 3.17  Vote Required...............................................................  25
     SECTION 3.18  Assets......................................................................  25
     SECTION 3.19  Owned Real Property.........................................................  25
     SECTION 3.20  Certain Interests...........................................................  25
     SECTION 3.21  Insurance Policies..........................................................  26
     SECTION 3.22  Brokers.....................................................................  26
     SECTION 3.23  Customers and Suppliers.....................................................  26
     SECTION 3.24  Accounts Receivable; Bank Accounts..........................................  26
     SECTION 3.25  Powers of Attorney..........................................................  27
     SECTION 3.26  Offers......................................................................  27
     SECTION 3.27  Warranties..................................................................  27

     SECTION 3.28  Books and Records...........................................................  27
     SECTION 3.29  Tax Matters.................................................................  27
     SECTION 3.30  No Misstatements............................................................  27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............................  28
     SECTION 4.01  Organization and Qualification..............................................  28
     SECTION 4.02  Authority Relative to This Agreement........................................  28
     SECTION 4.03  Board Approval..............................................................  29
     SECTION 4.04  No Conflict; Required Filings and Consents..................................  29
     SECTION 4.05  SEC Filings; Financial Statements...........................................  29
     SECTION 4.06  Interim Operations of Merger Sub............................................  30
     SECTION 4.07  Valid Issuance of Parent Common Stock.......................................  30
     SECTION 4.08  Brokers.....................................................................  30
     SECTION 4.09  Absence of Changes..........................................................  31
     SECTION 4.10  No Parent Shareholder Vote..................................................  31
     SECTION 4.11  Tax Matters.................................................................  31

ARTICLE V  CONDUCT OF BUSINESSES PENDING THE MERGER............................................  31
     SECTION 5.01  Conduct of Business by the Company and the Subsidiaries Pending the Merger..  31
     SECTION 5.02  Notification of Certain Matters.............................................  34

ARTICLE VI  ADDITIONAL AGREEMENTS..............................................................  34
     SECTION 6.01  Company Stockholder Approval................................................  34
     SECTION 6.02  Information Statement.......................................................  35
     SECTION 6.03  Access to Information; Confidentiality......................................  36
     SECTION 6.04  No Solicitation of Transactions.............................................  36
     SECTION 6.05  Employee Benefits Matters...................................................  37
     SECTION 6.06  Further Action; Consents; Filings...........................................  38
     SECTION 6.07  Plan of Reorganization......................................................  40
     SECTION 6.08  No Public Announcement......................................................  40
     SECTION 6.09  Expenses....................................................................  40
     SECTION 6.10  Affiliate Agreements........................................................  40
     SECTION 6.11  Indemnification of Officers and Directors...................................  40
     SECTION 6.12  Stockholder Certificates....................................................  42
     SECTION 6.13  Nasdaq National Market Listing..............................................  42
     SECTION 6.14  Registration on Form S-3....................................................  42
     SECTION 6.15  Personal Guarantees.........................................................  42

ARTICLE VII  CONDITIONS TO THE MERGER..........................................................  42
     SECTION 7.01  Conditions to the Obligations of Each Party.................................  42
     SECTION 7.02  Conditions to the Obligations of Parent and Merger Sub......................  43
     SECTION 7.03  Conditions to the Obligations of the Company................................  45

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER................................................  45
     SECTION 8.01  Termination.................................................................  45


     SECTION 8.02  Effect of Termination.......................................................  46
     SECTION 8.03  Amendment...................................................................  47
     SECTION 8.04  Waiver......................................................................  47

ARTICLE IX  INDEMNIFICATION....................................................................  47
     SECTION 9.01  Survival of Representations and Warranties..................................  47
     SECTION 9.02  Indemnification by the Stockholders.........................................  47
     SECTION 9.03  Indemnification Procedures..................................................  48
     SECTION 9.04  Stockholders' Representative................................................  49

ARTICLE X  GENERAL PROVISIONS..................................................................  50
     SECTION 10.01  Notices....................................................................  51
     SECTION 10.02  Certain Definitions........................................................  51
     SECTION 10.03  Severability...............................................................  57
     SECTION 10.04  Assignment; Binding Effect; Benefit........................................  57
     SECTION 10.05  Incorporation of Exhibits..................................................  57
     SECTION 10.06  Specific Performance.......................................................  57
     SECTION 10.07  Governing Law; Forum.......................................................  57
     SECTION 10.08  Time of the Essence........................................................  57
     SECTION 10.09  Waiver of Jury Trial.......................................................  57
     SECTION 10.10  Construction...............................................................  58
     SECTION 10.11  Further Assurances.........................................................  58
     SECTION 10.12  Headings...................................................................  58
     SECTION 10.13  Counterparts...............................................................  58
     SECTION 10.14  Entire Agreement...........................................................  58

Exhibit A         Form of Voting Agreement
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Company Affiliate Letter
Exhibit D         Form of Company Counsel Legal Opinion
Exhibit E         Form of Parent Special Counsel Legal Opinion
Exhibit F         Form of Shareholder Certificate
Exhibit G         Form of Employment, Non-Competition and Non-Solicitation Agreement
Exhibit H         Form of Company Employee Offer Letter
Exhibit I         Form of Option Assumption Agreement

Schedule 1.01     Schedule of Principal Shareholders
Schedule 6.05(b)  Schedule of Company Employees Entering Into Employment Agreements
Schedule 6.05(c)  Schedule of Option Holders Entering Into Option Agreements
Schedule 6.14     Registration Rights Schedule
Schedule 7.02(p)  Schedule of Company Agreements to be Terminated Prior to Closing


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of March 1,
                ---------
 2001 (this "Agreement"), among SONICWALL, INC., a California corporation
             ---------
("Parent"), ITI ACQUISITION CORP., a California corporation and a wholly owned
  ------
subsidiary of Parent ("Merger Sub"), IGNYTE TECHNOLOGY, INC., a California
                       ----------
corporation (the "Company"), and JEFF STARK, as Shareholders' Representative (as defined in Section 9.04 hereof).

                              W I T N E S S E T H:

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the "CGCL"), Parent and the Company will enter into a business combination
-----
transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");
      ------

          WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger;

          WHEREAS, the Boards of Directors of each of Parent and Merger Sub have
(i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its shareholders and (ii) approved this Agreement, the Merger, and the other transactions contemplated by this Agreement;

          WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
                                                       ----

          WHEREAS, pursuant to the Merger, each outstanding share of the common stock of the Company (the "Company Common Stock"), each share of Series A
                           --------------------
Preferred Stock of the Company (the "Company Preferred Stock") and all outstanding options or other rights to acquire or receive shares of Company Common Stock shall be converted into the right to receive shares of Parent's authorized common stock ("Parent Common Stock") and/or cash, at the rate
                          -------------------
determined in this Agreement. The Company Common Stock and the Company Preferred Stock are collectively referred to herein as the "Company Stock";
                                                            -------------

          WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a voting and proxy agreement with each of the shareholders of the Company identified in Schedule 1.01 (the "Principal Shareholders"), dated the
                                          ----------------------
date hereof (a "Voting Agreement") and substantially in the form
                ----------------
attached hereto as Exhibit A; and each of the shareholders of the Company are
                   ---------
executing and delivering to Parent a Shareholder Certificate in the form attached hereto as Exhibit F (a "Shareholder Certificate")
                   ---------     -----------------------

          WHEREAS, a portion of the Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement (as defined in Section 2.02(b));

          WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain employees of the Company are entering into Employment Agreements (as defined in Section 6.05(b)); and

          WHEREAS, certain capitalized terms used in this Agreement are defined in Section 10.02 of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

     SECTION 1.01    The Merger.  Upon the terms and subject to the conditions
                     ----------
set forth in Article VII, and in accordance with the CGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     SECTION 1.02    Effective Time; Closing.  As promptly as practicable
                     -----------------------
following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing an agreement of merger (the "Agreement of Merger") with the Secretary of State of the State of California. The term "Effective Time" means the date and time of such filing (or such later time as may be agreed by each of the parties hereto and specified in the Agreement of Merger). Immediately prior to the filing of the Agreement of Merger, a closing (the "Closing") will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), 155 Constitution Drive, Menlo Park, California 94025 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date."

     SECTION 1.03    Effect of the Merger.  At the Effective Time, the effect of
                     --------------------
the Merger shall be as provided in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04    Articles of Incorporation; Bylaws.
                     ---------------------------------
          (a) At the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     SECTION 1.05    Directors and Officers.  The directors of Merger Sub
                     ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES
                ----------------------------------------------

     SECTION 2.01    Merger Consideration.
                    ---------------------
          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(a)(iii) and any Dissenting Shares (as defined in Section 2.05)) shall be converted into the right to receive the Common Exchange Ratio (as defined in Section 2.01(b)); provided, however, that
                                                       --------  -------
each of the individuals listed on Schedule 6.05(b) hereto shall receive $200,000 cash in lieu of each of their rights to receive 12,853.47 shares of Parent Common Stock pursuant to the foregoing;

               (ii) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Preferred Exchange Ratio (as defined in Section 2.01(b));

              (iii) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

               (iv) each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (b) As used in this Agreement, the following terms have the following meanings:

                (i)  "Aggregate Common Merger Consideration" means 650,000
                      -------------------------------------
shares of Parent Common Stock (the "Parent Shares").
                                    -------------
               (ii)  "Aggregate Preferred Merger Consideration" means (x) an
                     ----------------------------------------
amount of cash equal to the Preferred Cash Component (as defined below) and (y) the Preferred Share Component (as defined below);

              (iii)  "Escrow Shares" means 53,210 shares of Parent Common Stock.
                      -------------
               (iv)  "Common Exchange Ratio" means the number of shares of
                     ---------------------
Parent Common Stock determined by dividing (x) the Aggregate Common Merger Consideration by (y) the Fully Diluted Common Shares Amount (as defined below).

                (v)  "Fully Diluted Common Shares Amount" means a number of
                      ----------------------------------
shares of Company Common Stock equal to the sum of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (y) the number of shares of Company Common Stock issuable upon exercise, conversion and/or exchange of all securities issued and outstanding immediately prior to the Effective Time that are exercisable, convertible and/or exchangeable for shares of Company Stock, including, without limitation, the Company Options (as defined in Section 2.04 below), whether or not exercisable and whether or not vested, but excluding Company Preferred Stock and excluding the unvested portions of any Company Options held by former employees of the Company.

               (vi)  "Preferred Exchange Ratio" means (x) the number of shares
                      ------------------------
of Parent Common Stock determined by dividing the Preferred Share Component by 754,404, and (y) the amount of cash determined by dividing the Preferred Cash Component by 754,404.

              (vii)  "Preferred Cash Component" means the amount of cash
                      ------------------------
determined by the following formula:

Preferred Cash Component = (Closing Price x Vested Parent Shares) + $ 800,000 - ($800,000/.19) + (Closing Price x $2,000,000/$15.56)
                             -------------------------------------------------------------------------------------------------------
                                                                 (1/.19) + (Closing Price/$15.56) - 1

             (viii)  "Preferred Share Component" means a number of shares of
                      -------------------------
Parent Common Stock equal to $2,000,000 minus the Preferred Cash Component, divided by (B) $15.56.

               (ix) "Closing Price" is the closing price of shares of Parent
                     -------------
Common Stock as reported by the Nasdaq National Market on the Closing Date.

               (x)  "Vested Parent Shares" is the number of vested shares of
                     --------------------
Parent Common Stock issuable to the holders of Company Common Stock at the Closing, including the portion of such shares which are to be deposited into the Escrow Fund (as defined in Section 2.02(b)) pursuant to the terms of this Agreement.

          (c) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Aggregate Common Merger Consideration, the Common Exchange Ratio, the Aggregate Preferred Merger Consideration and the Escrow Shares shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or readjustment of shares.

          (d) Except as modified by the Employment Agreements (as defined in Section 6.05(b)), if any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, stock option exercise agreement or other agreement with the Company, then the Parent Shares issued in exchange for such shares of Company Common Stock will also be unvested and/or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such Parent Shares may accordingly be marked with appropriate legends.

     SECTION 2.02    Exchange of Certificates.
     ----------------------------------------
          (a)  Exchange Procedures.  From and after the Effective Time, Boston
               -------------------
Equiserve or another bank or trust company to be designated by Parent shall act as exchange agent (the "Exchange Agent") in effecting the exchange of the
                        --------------
applicable shares of Parent Common Stock and/or cash for certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock ("Company Share Certificates") and which were converted into
                --------------------------
the right to receive the applicable shares of Parent Common Stock and/or cash pursuant to Section 2.01 therefor. As promptly as practicable after the Effective Time, Parent and the Exchange Agent shall mail to each record holder of Company Share Certificates a letter of transmittal (the "Letter of
                                                            ---------
Transmittal") in a form approved by Parent and the Company and instructions for
-----------
use in surrendering such Company Share Certificates and receiving shares of Parent Common Stock and/or cash pursuant to Section 2.01. Promptly after the Effective Time, but in no event later than 20 business days following the Effective Time, Parent shall cause to be deposited in trust with the Exchange Agent the shares of Parent Common Stock issuable pursuant to Section 2.01 (and cash in lieu of fractional shares pursuant to Section 2.02(e)) less the Escrow Shares, and cash in an aggregate amount not less than the aggregate amount to be paid to shareholders of the Company pursuant to Section 2.01.

          Upon the surrender of each Company Share Certificate for cancellation to the Exchange Agent, together with a properly completed Letter of Transmittal, a Shareholder Certificate and such other documents as may reasonably be required by Parent:

               (i) Parent shall cause to be issued to the holder of such Company Share Certificate in exchange therefor (A) a separate stock certificate representing the shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.01 (less any Escrow Shares attributable to the interest of such holder, if any, in the Escrow Fund pursuant to Section 2.02(b)) and (B) cash in lieu of fractional shares pursuant to Section 2.02(e), and (C) any cash to be paid to such holder pursuant to Section 2.01; and

              (ii) the Company Share Certificates so surrendered shall forthwith be cancelled.

          In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, the applicable shares of Parent Common Stock and/or cash may be issued to a person other than the person in whose name the Company Share Certificate so surrendered is registered if the Company Share Certificate representing such shares of Company Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and evidence that (i) the shares are transferable and
(ii) any applicable stock transfer taxes have been paid.

          Until surrendered as contemplated by this Article II, each Company Share Certificate shall, subject to dissenters rights under the CGCL and Section 2.05, be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable shares of Parent Common Stock and any cash to be paid to such holder pursuant to Section 2.01 with respect to the shares of Company Stock formerly represented thereby to which such holder is entitled pursuant to Section 2.01 and cash in lieu of any fractional shares pursuant to Section 2.02(e).

          (b)  Escrow Fund.  Prior to or simultaneously with the Closing, the
               -----------
Shareholders' Representative (as defined in Section 9.04) and Parent shall enter into an escrow agreement (the "Escrow Agreement") with an escrow agent selected
                               ----------------
by Parent and reasonably acceptable to the Shareholders' Representative (the "Escrow Agent") substantially in the form of Exhibit B hereto. Pursuant to the
------------                                ---------
terms of the Escrow Agreement, at the Closing, Parent shall deposit one or more certificates representing, in the aggregate, the Escrow Shares, into an escrow account, which account is to be managed by the Escrow Agent (the "Escrow
                                                                  -------
Account"). Any Escrow Shares in the Escrow Account are referred to herein as the
-------
"Escrow Fund."  In connection with such deposit of the Escrow Shares with the
 -----------
Escrow Agent and as of the Effective Time, each holder of Company Stock will be deemed to have received and deposited with the Escrow Agent each shareholder's pro rata interest in the Escrow Fund as determined as of Closing by reference to such shareholder's pro rata share of shares Parent Common Stock deliverable at the Closing pursuant to Section 2.01(a)(i) (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow
Fund), without any act of the shareholders of the Company (the "Company
                                                                -------
Shareholders"). Distributions of any Escrow Shares from the Escrow Account shall
------------
be governed by the terms and conditions of the Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Company Shareholders shall constitute approval of the Escrow Agreement and of all the arrangements relating thereto, including, without limitation, the placement of the Escrow Shares in escrow and the appointment of the Shareholders' Representative. No portion of the Escrow Fund shall be contributed in respect of any Company Options or other security exercisable or convertible into Company Stock. To the extent possible, no shares of Parent Common Stock contributed to the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. To avoid ambiguity with regard to the foregoing sentence, any shares of Parent Common Stock deposited into the Escrow Fund on behalf of the individuals listed in Schedule 6.05(b) hereto shall be comprised of shares that would otherwise be delivered to such individuals as fully vested shares.

          (c)  Distributions with Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock deliverable pursuant to Section 2.01(a)(i) or
Section 2.01(a)(ii) with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Share Certificate with respect to such shares until the holder of such Company Share Certificate shall surrender such Company Share Certificate in accordance with this Section 2.02.

          (d)  No Further Rights in Company Stock.  All shares of Parent
               ----------------------------------
Common Stock and/or cash issued upon conversion of shares of Company Stock in accordance with the terms hereof (and any cash paid in lieu of fractional shares pursuant to Section 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

          (e)  No Fractional Shares.  No certificates or scrip representing
               --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Share Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by $15.56.

          (f)  No Liability.  Neither Parent nor the Surviving Corporation
               ------------
shall be liable to any holder of shares of Company Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar Law (as defined in Section 3.06(a)).

          (g)  Withholding Rights.  Each of the Surviving Corporation and
               ------------------
Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax (as defined in Section 3.16(b)) Law (as defined in Section 3.06(a)). To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Exchange Agent, the Surviving Corporation or Parent, as the case may be.

          (h)  Affiliates. Notwithstanding anything to the contrary contained
               ----------
in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificates to any person who, prior to the Effective Time, may be an "affiliate" (as that term is used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of
                                                            --------------
the Company until such person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 6.10.

          (i)  Lost Certificates.  If any Company Share Certificate shall have
               -----------------
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Share Certificate, cash, if applicable, the applicable shares of Parent Common Stock (and dividends or other distributions pursuant to Section 2.02(c)), and cash in lieu of fractional shares pursuant to
Section 2.02(e), to which such person is entitled pursuant to the provisions of this Article II.

          (j)  Return of Shares of Parent Common Stock.  Promptly following the
               ---------------------------------------
end of the second full calendar month after the Effective Time, the Exchange Agent shall return to Parent all of the remaining shares of Parent Common Stock in the Escrow Fund and the Exchange Agent's duties shall terminate. Thereafter, upon the surrender of a Company Share Certificate to Parent and such other documents as may reasonably be required by Parent, and subject to applicable abandoned property, escheat and similar laws, the holder of such Company Share Certificate shall be entitled to receive in exchange therefor cash, if applicable, the applicable shares of Parent Common Stock (and dividends or other distributions pursuant to Section 2.02(c)), and cash in lieu of fractional shares pursuant to Section 2.02(e) without any interest thereon.

          (k)  Exemption from Registration; Restricted Securities.  Shares of
               --------------------------------------------------
Parent Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the Securities Act. Except as otherwise contemplated herein, assuming the accuracy of the representations contained in the Shareholder Certificate delivered by each of the Company Shareholders to Parent, the shares of Parent Common Stock will be issued in a transaction that is exempt from the registration requirements of the Securities Act by reason of Rule 506 thereof. Such shares of Parent Common Stock will be "restricted securities" under the federal securities laws and cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration.

     SECTION 2.03   Stock Transfer Books.  At the Effective Time, the stock
                    --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock, except as otherwise provided in this Agreement or by Law.

     SECTION 2.04   Company Stock Options.  At the Effective Time, Parent shall
                    ---------------------
assume all options to purchase Common Stock issued by the Company pursuant to the Stock Plan (as defined in Section 3.04(b)) whether vested or unvested and whether exercisable or unexercisable (each a "Company Option"), and the assumption of such options shall be evidenced by an "Option Assumption Agreement" (as defined in Section 6.05(c)) in substantially the form attached
hereto at Exhibit I.   The Company's repurchase right with respect to any
unvested shares acquired by the exercise of Company Options shall be assigned to Parent by virtue of the Merger and without any further action on the part of the Company or the holder of the outstanding Company Option. Immediately after the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option at the Effective Time, such number of shares of Parent Common Stock as is equal to the number of shares of Company Common Stock subject to the unexercised portion of such option (or, in the case of Company Options held by former employees of the Company, the number of shares of Company Common Stock subject to the vested but unexercised portion of such option) multiplied by the Common Exchange Ratio (rounded down to the nearest whole number). The exercise price per share of each such assumed Company Option shall be equal to the exercise price of such option immediately prior to the Effective Time divided by the Common Exchange Ratio (rounded up to the nearest whole cent). The term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. It is the intention of the parties that the Company Options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the Effective Time. Promptly after the Effective Time (but in no event later than 30 calendar days), Parent will issue to each person who, immediately prior to the Effective Time, was a holder of a Company Option a document evidencing the foregoing assumption of such option by Parent. Within a reasonable time (but in no event later than 90 calendar days) after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) which will register the Parent Shares subject to assumed Company Options to the extent permitted by federal securities laws and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     SECTION 2.05   Dissenting Shares.
                    --------------

          (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who have exercised and perfected dissenters' rights for such shares of Company Stock in accordance with Chapter 13 of the CGCL (collectively, the "Dissenting
                                   ----------

Shares") shall not be converted into or represent the right to receive the
-------
applicable shares of Parent Common Stock (or cash in lieu of fractional shares) and/or cash. Such shareholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with such rights as may be granted to such persons in Chapter 13 of the CGCL, unless and until such shareholders fail to perfect or withdraw or otherwise lose their dissenters' rights under the CGCL. All Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the CGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable shares of Parent Common Stock (or cash in lieu of fractional shares) and/or cash, without any interest thereon, upon the surrender, in the manner provided in Section 2.02, including the provision of the Escrow Shares, pursuant to Section 2.02(b), of the corresponding Company Share Certificate.

          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the CGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                  ARTICLE III
                                  -----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The disclosure schedule delivered by the Company to Parent and Merger
Sub concurrently with the execution of this Agreement (the "Company Disclosure
                                                            ------------------
Schedule") shall be arranged in paragraphs corresponding to the numbered and
--------
lettered paragraphs contained in this Article III. The Company has used its good faith efforts to provide conspicuous cross-references for each description of an exception or disclosure that may relate to more than one representation contained in Article III. If through oversight the Company has failed to cross-reference properly, an exception or disclosure with respect to a specific section shall be deemed to be exceptions or disclosures with respect to other applicable sections. Except as set forth in the Company Disclosure Schedule, which provides an exception to or otherwise qualifies in reasonable detail and with specific Section references, the representations or warranties of the Company specifically referred to therein, the Company hereby represents and warrants to Parent and Merger Sub that:

     SECTION 3.01   Organization and Qualification. The Company is a corporation
                    ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change in or effect on the business of the Company that is materially adverse to the business, operations, financial condition or results of operations of the Company taken as a whole, except for any such changes or effects resulting from or in connection with (a) any changes in general economic conditions, (b) any decline in the manner in which businesses such as the Company are valued or any adverse changes in the United States securities market, or (c) any changes related to the announcement of the Merger or actions taken as a result of this Agreement.

     SECTION 3.02   Articles of Incorporation and Bylaws. The Company has
                    ------------------------------------
heretofore made available to Parent a complete and correct copy of (a) the Articles of Incorporation and the Bylaws of the Company including all amendments thereto, (b) the minute books containing consents, actions and meeting of the Company Shareholders and the Company's Board of Directors and any committees thereof, and (c) the stock transfer books of the Company setting forth all transfers of any capital stock of the Company. Such Articles of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

     SECTION 3.03    No Subsidiaries.  The Company does not own, of record or
                     ---------------
beneficially, any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, nor control directly or indirectly or have any direct or indirect equity participation interest, in any corporation, partnership, or formal written joint venture, association or other entity. The Company is not a member of (nor is any part of the Company's business conducted through) any partnership, nor is the Company a participant in any formal written joint venture.

     SECTION 3.04    Capitalization.
                     --------------

          (a) The authorized capital stock of the Company consists of 28,113,990 shares of Company Common Stock and 1,886,010 shares of Company Preferred Stock. As of the date hereof, (i) 16,040,100 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) 4,000,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Options. As of the date of this Agreement, 754,404 shares of Company Preferred Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Each Share of Company Preferred Stock is convertible into one share of Company Common Stock. There are not outstanding any other shares of Company Preferred Stock or rights to acquire shares of Company Preferred Stock. As of the date hereof, the outstanding shares of Company Common Stock and Company Preferred Stock are owned as set forth in Section 3.04(a) of the Company Disclosure Schedule. Section 3.04(a) of the Company Disclosure Schedule also provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject. The Company will deliver in electronic form at the Closing, a table containing the following information with respect to the holders of outstanding Company Common Stock or Company Preferred Stock: exact registration name (as it appears on such holder's certificate), complete address, social security number or tax identification number, certificate number(s), issuance date(s) and number of shares (per certificate).

          (b)  The Company has reserved 4,000,000 shares of Company Common
Stock for issuance under the Company's 1999 Stock Option Plan (the "Stock Plan")
                                                                    ----------
of which options to purchase 2,420,000 shares of Company Common Stock are outstanding as of the date of this Agreement. Section 3.04(b) of the Company Disclosure Schedule accurately sets forth with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock subject to such Company Option; (iii) the vesting commencement date of such option and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. No Company Option will by its term require an adjustment in connection with the Merger other than conversion into an option to purchase Parent Common Stock. Except as set forth in Section 3.04(b) of the Company Disclosure Schedule, neither the consummation of transactions contemplated by this Agreement, nor any action taken or to be taken by Company in connection with such transactions, will result in (vii) any acceleration of vesting in favor of any optionee under any Company Option; (viii) any additional benefits for any optionee under any Company Option other than conversion of such Company Options into options to purchase Parent Common Stock; or (ix) the inability of Parent after the Effective Time to exercise any right or benefit held by Company prior to the Effective Time with respect to any Company Option assumed by Parent, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. The assumption by Parent of Company Options in accordance with Section 2.04(a) hereunder will not (x) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or
(xi) constitute a breach of the Stock Plan or any agreement entered into pursuant to such plan.

          (c) Except as set forth in Section 3.04(c) of the Company Disclosure Schedule and except for the conversion rights of the Company Preferred Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company. All shares of Company Stock so subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, the Company. There are no contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) to any other person. The holders of Company Options have been or will be given, or shall have properly waived, any required notice of the Merger prior thereto.

          (d) All outstanding shares of Company Common Stock and all outstanding Company Options have been issued and granted in compliance in all material respects with (i) all applicable federal securities laws and applicable state securities or "blue sky" laws and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

          (e) Except as set forth in Section 3.04(e) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

     SECTION 3.05   Authority Relative to This Agreement.
                    -------------------------------------

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approvals of the Company Shareholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of the requisite number of shares of Company Common Stock and Company Preferred Stock and the filing and recordation of appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

          (b) Without limiting the generality of the foregoing, the Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (except that Zachary Abrams, a director of the Company, did not participate in any discussion of the Company's Board of Directors regarding the Merger or the transactions contemplated herein, and he abstained from all votes taken in connection therewith or herewith) (i) determined that the Merger is fair and in the best interest of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the CGCL, and (iii) directed that this Agreement and the Merger be submitted to the Company's shareholders for their approval and resolved to recommend that the Company's shareholders vote in favor of the adoption and approval of this Agreement and the Merger.

     SECTION 3.06   No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made, conflict with or violate in any respect any foreign or domestic law, franchise, permit, concession, license, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or by which any property or
                     ---
asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause
(iii), for any such conflicts, violations, breaches, defaults, or other occurrences that could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority, court, administrative agency or commission or quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a "Governmental Entity") on the part of the Company, except (i) for
              -------------------
the pre-merger notification requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and (ii) for the filing and recordation of appropriate merger documents as required by the CGCL, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 3.07   Permits; Compliance.
                    -------------------

          (a) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted (the "Company
                                                                       -------
Permits"). All Company Permits are in full force and effect and will remain
-------
so after the Closing and no suspension or cancellation of any Company Permit is pending or, to the knowledge of the Company, threatened. The Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit.

          (b) The Company is not in conflict with, or in default or violation of (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, or (iii) any Company Permits.

     SECTION 3.08   Financial Statements.
                    --------------------

          (a) True and complete copies of (i) the audited consolidated balance sheet of the Company as of December 31, 1999, and the related audited statements of operations, changes in shareholders' equity and changes in cash flows for the years then ended, together with all related notes and schedules thereto (collectively referred to herein as the "Audited Financial Statements"), and
                                         ----------------------------
(ii) the unaudited consolidated balance sheet of the Company as of December 31, 2000 (the "Reference Balance Sheet"), and the related statement of operations,
           -----------------------
changes in shareholders' equity and changes in cash flows for the 12-months ended December 31, 2000 (collectively referred to herein as the "Interim
                                                                 -------
Financial Statements"), are attached as Section 3.08(a) of the Company
--------------------
Disclosure Schedule. The Audited Financial Statements (including, in each case, any notes thereto) were prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout
                        ---------
the periods indicated (except as may be indicated in the notes thereto) and each present fairly, in all material respects, the consolidated financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

          (b) Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, there are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("Liabilities") of the Company, other than Liabilities (i)
               -----------
reflected or reserved against on the Reference Balance Sheet and (ii) in an aggregate amount not exceeding $25,000 incurred since December 31, 2000 in the ordinary course of the business, consistent with the past practice. Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, reserves are reflected on the Reference Balance Sheet and on the books of account and other financial records of the Company against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practice of the Company. Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, there are no outstanding warranty claims against the Company.

     SECTION 3.09   Absence of Certain Changes or Events.  Since January 1,
                    ------------------------------------
2001, except as contemplated by or as disclosed in this Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Company Material Adverse Effect and (b) the Company has not taken or legally committed to take any of the actions specified in Sections 5.01(a) through 5.01(bb).

     SECTION 3.10   Absence of Litigation.  Except as set forth in Section 3.10
                    ---------------------
of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic (each a "Legal Proceeding") or, to the knowledge of the Company, threatened against the Company, or any property or asset owned or used by the Company or any Person whose liability the Company has or may have assumed, either contractually or by operation of law, before any court, arbitrator or Governmental Entity, which could reasonably be expected, if resolved adversely to the Company, to (i) impair the operations of the Company as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to the

Company in excess of $25,000, (iii) impair the ability of the Company to perform its obligations under this Agreement or (iv) prevent delay or make illegal the consummation of the transactions contemplated by this Agreement. To the Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for, the commencement of any Legal Proceeding. Neither the Company, the officers or directors thereof in their capacity as such, nor any property or assets of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity.

     SECTION 3.11    Employee Benefit Plans; Labor Matters.
                     -------------------------------------

          (a) Section 3.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company and any employee of the Company including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company other than Company Options (collectively, the "Plans").
                                               -----

          (b) Each Plan is in writing and the Company has furnished Parent with a true and complete copy of each Plan and a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS")
                                                                        ---
Form 5500, (iv) the most recently received IRS determination letter for each such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, and (vi) any correspondence with the IRS or the Department of Labor with respect to each such Plan. Except as disclosed on Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, consultant officer or director of the Company. The Company has no express or implied commitment, whether legally enforceable or not, (vii) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (viii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (ix) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (c)  None of the Plans is a multiemployer plan (within the meaning of
Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single
                                          ------------------
employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for or promises retiree
 -----------------------
medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

          (d) None of the Plans provides for the payment of separation, severance, termination or similar benefits to any Person or obligates the Company to pay separation, severance, termination or similar benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute and forgiveness of indebtedness) becoming due under any Plan, (ii) materially increase any benefits otherwise payable under any Plan or other arrangement,
(iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to the acceleration of the vesting and exercisability of any Company Options, or (iv) affect any Plan's current treatment under any Laws including any tax or social contribution law.

          (e) Each Plan is now and always has been operated in accordance with its terms and the requirements of all applicable laws, regulations and rules promulgated thereunder including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under each Plan, and is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding. Neither the Company nor any Person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code (each an "ERISA Affiliate") is subject to
                                                 ---------------
any penalty or tax with respect to any Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

          (f) Each Plan that is intended to be qualified under Section 401(a) or Section 401(k) of the Code has received a timely favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

          (g) The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that could give rise to any such liability.

          (h) All contributions, premiums or payments required to be made or accrued with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists that could give rise to any such challenge or disallowance.

          (i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, (i) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (ii) there are no strikes, slowdowns or work stoppages pending, or to the best knowledge of the Company, threatened between the Company and any of its employees, and the Company has not experienced any such strike, slowdown or work stoppage within the past three years; (iii) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other governmental authority or any current union representation questions involving employees of the Company; (iv) the Company is currently in compliance with all applicable laws relating to its employees, including those related to wages, hours, worker classification, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authority and has withheld and paid to the appropriate governmental authority or is holding for payment not yet due to such governmental authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (v) the Company has paid in full to all employees or adequately accrued in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) no claim with respect to payment of wages, salary or overtime pay has been asserted or is now pending or to the knowledge of the Company threatened with respect to any persons currently or formerly employed by the Company; (viii) neither the Company is a party to, or otherwise bound by, any consent decree relating to employees or employment practices; (ix) no violation of any occupational safety or health standards has been asserted nor is any such proceeding pending or to the knowledge of the Company threatened with respect to the Company; and (x) no charge of discrimination in employment or employment practices, including, without limitation, discrimination based on age, gender, race, religion or other legally protected category, has been asserted nor is any such action or proceeding pending or to the knowledge of the Company threatened before the United States Equal Employment Opportunity Commission, or any other governmental authority in any jurisdiction.

     SECTION 3.12    Contracts.
                     ---------
          (a) Section 3.12 of the Company Disclosure Schedule lists each of the following written or oral contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):

               (i) each contract and agreement for the purchase of personal property by the Company or to provide services to the Company that involves the payment of $25,000 or more in any one-year period;

              (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, reseller, manufacturer's representative, franchise, agency, or any other contract that compensates any Person based on any sales by the Company or any other contract that compensates any Person based on any sales by the Company that can in any case reasonably be expected to result in payments by or to the Company of $25,000 or more in any one-year period;

             (iii)  all leases and subleases of real property;

              (iv) all leases of personal property with lease payments greater than $25,000 per year;

               (v) all contracts and agreements relating to indebtedness (other than trade indebtedness) of the Company, including, without limitation, any contracts and agreements in which the Company is a guarantor of indebtedness;

              (vi) all contracts and agreements with any Governmental Entity to which the Company is a party;

             (vii) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business, with any Person, in any geographic area or during any period of time;

            (viii) all contracts relevant to the Company's business that contain confidentiality requirements (excluding all nondisclosure agreements);

              (ix) all contracts and agreements between or among the Company and any shareholder of the Company or any affiliate of such Person other than those relating to the acquisition of securities of the Company;

               (x) all contracts and agreements relating to the voting rights or obligations of a shareholder of the Company;

              (xi) all contracts to manufacture any products or components for any third party, or to supply or distribute any products or components to any third party involving a payment or payments of $50,000 in the aggregate in any one-year period (other than reseller agreements that do not obligate the Company to purchase any minimum quantity);

              (xii) all contracts providing for indemnification of any officer, director, employee or agent (other than Articles of Incorporation and Bylaws of the Company);

             (xiii) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type by any third party involving the payment by the Company in any one-year period of at least $25,000;

              (xiv) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type by the Company involving the payment to the Company in any one-year period of at least $25,000;

               (xv) all contracts involving payment of at least $25,000 that have a term of more than sixty days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company (other than reseller agreements that do not obligate the Company to purchase any minimum quantity);

              (xvi) any agreement of the Company involving the payment of at least $25,000 that is terminable upon or prohibits a change of ownership or control of the Company;

             (xvii) all contracts and agreements, whether or not made in the ordinary course of business, that contemplate an exchange of consideration with an aggregate value greater than $50,000; and

            (xviii) all contracts in which the Company has agreed to indemnify, hold harmless, or defend any other person or entity (except those listed in Section 3.12 (a)(xii)).

          (b) Except as set forth in Section 3.12 of the Company Disclosure Schedule, each Material Contract: (i) is valid and binding as to the Company, and to the knowledge of the Company, as to the other parties thereto (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence.

          (c) The Company has delivered or made available to Parent accurate and complete copies of all Material Contracts identified in Section 3.12 of the Company Disclosure Schedule, including all amendments thereto. Section 3.12 of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form.

          (d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or could reasonable be expected to (i) result in a violation or breach of a Material Contract (including nondisclosure agreements to which the Company is a party), (ii) give any entity the right to declare a default or exercise any remedy under any Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Material Contract or (iv) give any entity to the right to cancel, terminate or modify any Material Contract.

     SECTION 3.13    Environmental Matters.  The Company (a) is in compliance
                     ---------------------
in all material respects with all applicable Environmental Laws, (b) holds all Environmental Permits material to the conduct of the Company's business and (c) is in compliance in all material respects with their respective Environmental Permits. The Company has not received any written request for information or been notified that it is a potentially responsible party under CERCLA or any similar Law of any state, locality or any other jurisdiction. The Company has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto.

     SECTION 3.14    Intellectual Property.
                     ---------------------

          (a)  Proprietary Rights.
               ------------------

               (i) Company is the sole owner of all right, title and interest in and to all the Company Owned Proprietary Rights (as defined in Section 3.14(b) below) free and clear of all liens, encumbrances, claims, rights of use and restrictions whatsoever. Company has valid licenses or all other rights necessary to use all Company Licensed Proprietary Rights (as defined in Section
3.14 (b) below). Any of the Company Owned Proprietary Rights which require the execution and filing with an appropriate governmental agency, including without limitation the Patent and Trademark Office, have been so indicated in Section 3.14(a)(i) of the Company Disclosure Schedule. Any of the Company Owned Proprietary Rights owned at any time by any predecessor of Company or by any former employer of any employee or officer of Company (collectively, "Former
                                                                      ------
Owners") have been assigned in full to Company by a presently valid and
------
enforceable instrument. There are no outstanding options, licenses or agreements of any kind relating to the Company Owned Proprietary Rights (other than for distribution of standard object code products in the ordinary course of business).

              (ii) The Company Owned Proprietary Rights and, to the knowledge of the Company, the Company Licensed Proprietary Rights, do not infringe upon or conflict with any Proprietary Rights of any other Person, firm, corporation or other entity. To the knowledge of the Company, there is not pending or threatened any claim or litigation contesting the right of Company to engage in its business or employ any of the Company Owned Proprietary Rights or the Company Licensed Proprietary Rights. No Former Owner owns or controls Proprietary Rights that such Former Owner could exercise to prevent Company from exploiting the Company Owned Proprietary Rights that were assigned from such Former Owner to Company. Company has taken reasonable security measures to protect the secrecy, confidentiality, and value of all Company Owned Proprietary Rights and of all Company Licensed Proprietary Rights, to the extent the Company is permitted to do so. Company has only disclosed Company Owned Proprietary Rights to third parties subject to valid, binding and enforceable non-disclosure agreements that protect such disclosed Company Owned Proprietary Rights at least as much as Company protects Company Owned Proprietary Rights, and in no case permits less than reasonable protection. The Company has only disclosed Company Licensed Proprietary Rights to third parties to the extent it is permitted to do so.

             (iii) Any employee, consultant or other Person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Company Owned Proprietary Rights or any part thereof, or who has knowledge of or access to information relating to it, has been put on notice that the Company Owned Proprietary Rights are proprietary to Company and not to be divulged or misused, and has assigned or licensed all of his or her rights relating to the Company Owned Proprietary Rights to Company. Each current and former employee of the Company has executed and delivered an agreement in substantially the form of the Company's standard Employee Proprietary Information and Invention Agreement. No employee of Company is in violation of any material term of any employment contract, confidentiality, proprietary information or inventions agreement, or any other contract or agreement relating to the relationship of any such employee with Company or any previous employer, and all such contracts or agreements with employees are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions. The employees of Company are not obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with their obligation to use their best efforts to promote the interests of Company or that would conflict with the business of Company as conducted.

              (iv) There are no material contracts, commitments, leases, permits, and other instruments (written or oral) binding upon Company with respect to the Company Owned Proprietary Rights or the Company Licensed Proprietary Rights except the contracts listed on Section 3.14(a)(iv) of the Company Disclosure Schedule and except for standard "shrinkwrap" or similar licenses with respect to Company Licensed Proprietary Rights relating to products which are commercially available on an "off the shelf" or similar basis. Company has delivered to Parent true and complete copies of all such items and any amendments thereto. All of such contracts, commitments, leases, permits and instruments are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions, and Company is not in material default nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material default with respect to the payment or performance of any obligation thereunder; and no claim of such a material default has been asserted and there is no basis or alleged basis upon which such a claim could be made. Company has not received any notice or notices claiming any such material default or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

          (b) As used in this Agreement, "Proprietary Rights" shall mean all
                                          ------------------
rights, title and interests in and to inventions (whether or not patentable), ideas, formulae, software (in source and object code form), process engineering, art works, schematic drawings, processes, product plans, logos, trademarks, trademark applications, service marks, copyrights, trade names, trade secrets, know-how, technical information, patents, patent applications, databases, employee lists and customer lists, and other intangible or proprietary rights of any form or nature throughout the world, and "Company Owned Proprietary Rights"
                                              --------------------------------
shall mean all Proprietary Rights developed, invented, discovered, or conceived by any employee of the

Company necessary to conduct the business of Company as conducted and "Company
                                                                       -------
Licensed Proprietary Rights" shall mean all other
---------------------------
Proprietary Rights necessary to conduct the business of the Company as conducted.

     SECTION 3.15    Returns and Complaints.  The Company has received no
                     ----------------------
material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof, other than minor, nonrecurring warranty problems.

     SECTION 3.16    Taxes.
                     -----

          (a) (i) All material Returns (as defined herein) required to be filed with respect to the Company have been timely filed; (ii) all Taxes required to be shown on all such material Returns or otherwise due have been timely paid; (iii) to the knowledge of the Company, all material Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such material Returns has been proposed by any Tax authority, and to the knowledge of the Company, no basis exists for any material adjustment; (v) there are no pending actions or proceedings relating to such material Returns; nor, to the knowledge of the Company, have any such actions or proceedings been threatened in writing; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company; (vii) there are no Tax liens on any assets of the Company, except for liens for current Taxes not yet due and payable; (viii) neither the Company nor any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of
Section 280G of the Code (without regard to Section 280G(b)(4)); (ix) the Company is not doing business in nor is it engaged in a trade or business in any jurisdiction in which it has not filed any applicable income or franchise tax return required to be filed by applicable Law, except for jurisdictions in which the penalties for failure to file are not material; and (x) no power of attorney is currently in force with respect to any matter relating to Taxes that could affect the Company. The Company Interim Financial Statements (i) fully accrue all material liabilities for Taxes with respect to all periods through December 31, 2000, and (ii) properly accrue all material liabilities for Taxes payable after December 31, 2000, with respect to all transactions and events occurring on or prior to such date. No material Tax liability since December 31, 2000 has been incurred by Company other than in the ordinary course of business and adequate provision has been made by the Company for all Taxes since that date. Company has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns. All material elections with respect to Company's Taxes are reflected on the Company Tax Returns to the extent so required. Company has withheld and paid to the applicable financial institution or Tax authority all material Taxes required to be withheld. Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law, under operation of state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions). Company has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. Company has never elected to be treated as an S-corporation under Section 1361 of the Code or any corresponding provision of federal or state law. Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in

Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Company has not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.


          (b)  As used in this Agreement, "Taxes" shall mean any and all taxes,
                                           -----
fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration or documentation fees; and customs duties, tariffs or similar charges. The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     SECTION 3.17    Vote Required.  Other than as required under this
                     -------------
Agreement, the only votes of the holders of any classes or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement are the affirmative votes of the holders of the requisite number of Company Common Stock and Company Preferred Stock, voting as separate classes.

     SECTION 3.18    Assets.  Except as set forth in Section 3.18 of the Company
                     ------
Disclosure Schedule, the Company owns, leases or has the legal right to use all of the properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section
3.14 hereof), used or intended to be used in the conduct of the business of the Company or otherwise owned, leased or used by the Company (all such properties and assets being the "Assets"). Except as set forth in Section 3.18 of the Company Disclosure Schedule, the Company has good and marketable title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all liens, pledges or encumbrances except for (x) liens for current taxes not yet due and payable and (y) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. The equipment used in the operations of the business of the Company is, taken as a whole, in good operating condition and repair in all material respects, ordinary wear and tear excepted.

     SECTION 3.19    Owned Real Property.  The Company does not own any real
                     -------------------
property.

     SECTION 3.20    Certain Interests.
                     -----------------

          (a) No shareholders owning more than 5% of the Company, any affiliate of any such shareholder, any officer or director of the Company, or to the knowledge of the Company, any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

               (i) has any direct or indirect financial interest in any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer of the Company; provided, however, that the ownership of securities
                            --------  -------
representing no more than 1% of the outstanding voting power of any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer, and which securities are listed on any national securities exchange or actively traded in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer, manufacturer, agent, representative, distributor or customer of the Company;

               (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property that the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company);

               (iii) has any claim or cause of action against the Company; or

               (iv) except as set forth in Section 3.20(a)(iv) of the Company Disclosure Schedule, has outstanding any indebtedness to the Company.

          (b) Except as set forth in Section 3.20(b) of the Company Disclosure Schedule, except for the payment of employee compensation in the ordinary course of business, the Company has no liability or any other obligation of any nature to any shareholder of the Company or any affiliate thereof or to any officer or director of the Company, or to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

     SECTION 3.21   Insurance Policies.  Section 3.21 of the Company Disclosure
                    ------------------
Schedule sets forth a true and complete list of all insurance policies held by the Company and any claims thereunder involving amounts in excess of $25,000. True and complete copies of all such policies have been provided or made available by the Company to Parent. All premiums due under such policies as of the date hereof have been paid. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or termination of any insurance policy (other than upon the expiration of the term of such policies), (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy (other than as a result of the growth of the Company's business).

     SECTION 3.22   Brokers. No broker, finder or investment banker is entitled
                    -------
to any brokerage, finder's or other fee or commission from the Company in connection with the origination, negotiation or execution of this Agreement, the Merger, the transactions contemplated by this Agreement, or in connection with any financing transaction. The Company has heretofore furnished to Parent a complete and correct copy of all agreements pursuant to which any such firm would be entitled to any payment in connection with this Agreement, the Merger or the transactions contemplated by this complete Agreement. The Company's shareholders are responsible for any such fees payable by the Company as a result of any such agreement to which the Company is a party prior to the Closing.

     SECTION 3.23   Customers and Suppliers.  Section 3.23 of the Company
                    -----------------------
Disclosure Schedule contains a complete list of all customers which individually accounted for more than 2% of the Company's consolidated gross revenues during the fiscal year ended December 31, 2000, and no material supplier of the Company has cancelled or otherwise terminated any contract with the Company prior to the expiration of the contract term, or, to the Company's knowledge, made any written threat to the Company to cancel, reduce the supply or otherwise terminate its relationship with the Company. The Company has not (i) breached (so as to provide a benefit to the Company that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

     SECTION 3.24   Accounts Receivable; Bank Accounts. All accounts receivable
                    ----------------------------------
of the Company reflected on the Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 30 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Reference Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the date of Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are collectible (within 30 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Reference Balance Sheet. To avoid any ambiguity, the term "collectible" as used in this Section does not mean that the receivable will actually be collected. Section 3.24 of the Company Disclosure Schedule describes each account maintained by or for the benefit of the Company at any bank or other financial institution.

     SECTION 3.25   Powers of Attorney.  There are no outstanding powers of
                    ------------------
attorney executed on behalf of the Company.

     SECTION 3.26   Offers.  The Company had suspended or terminated, and had
                    ------
the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets of Company with parties other than Parent.

     SECTION 3.27   Warranties.  Except as set forth in Section 3.27 of the
                    ----------
Company Disclosure Schedule, no product or service manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than manufacturers' warranties for which the Company has no liability. Section 3.27 of the Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling their obligations under any guaranty, warranty, right of return or indemnity provisions during each of the fiscal years and the interim period covered by the Audited Financial Statements and the Interim Financial Statements and the Company knows of no reason why such expenses should significantly increase as a percentage of sales in the future.

     SECTION 3.28   Books and Records. The minute books and other similar
                    -----------------
records of the Company contain complete and accurate records in all material respects of all actions taken at any meetings of the Company's shareholders, Board of Directors of any committee thereof, and all written consents executed in lieu of any such meeting. The books and records of the Company accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

     SECTION 3.29   Tax Matters.  To the knowledge of the Company, the Company
                    -----------
has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

     SECTION 3.30   No Misstatements.  No representation or warranty made by the
                    ----------------
Company in this Agreement, the Company Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof, contains or will contain, any untrue statement of a material fact, or omits, or will omit, when taken as a whole, any material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
            -------------------------------------------------------

          Except as set forth in (i) the disclosure schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule"), which provides an exception to or otherwise
      --------------------------
qualifies in reasonable detail with specific section or subsection references, the representations or warranties of Parent and Merger Sub specifically referred to therein, or (ii) in Parent SEC Reports (as defined in Section 4.05(a), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

     SECTION 4.01   Organization and Qualification.
                    ------------------------------

          (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of California.

          (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

          (c) Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 4.04(b)). The Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.02   Authority Relative to This Agreement.  Each of Parent and
                    ------------------------------------
Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the filing and recordation of appropriate merger documents as required by the CGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     SECTION 4.03   Board Approval.  The Board of Directors of Parent, by
                    --------------
unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interest of Parent and its shareholders and (ii) approved the Merger and this Agreement in accordance with the provisions of the CGCL.

     SECTION 4.04   No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the filing and recordation of appropriate merger documents as required by the CGCL, (ii) any filings as may be required under applicable federal and state securities laws, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.05   SEC Filings; Financial Statements.
                    ---------------------------------

          (a) Parent has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since
                                                              ---
November 1999 through the date of this Agreement (collectively, the "Parent SEC
                                                                     ----------
Reports").  As of the respective dates they were filed, (i) the Parent SEC
-------
Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as the case may be, and
                                         ------------
(ii) the Parent SEC Reports, when read together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with U.S. GAAP accounting standards applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 8-K of the SEC) and each presented or will present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The term "Parent Material Adverse Effect" means any change in or effect
                   ------------------------------
on the business of Parent and its subsidiaries that is materially adverse to the business, operations, financial condition or results of operations of Parent and its subsidiaries taken as a whole, provided, however, that in no event shall
                                   --------  -------
(A) a decrease in Parent's stock price or the failure to meet or exceed Wall Street research analysts' or Parent's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that such entity successfully bears the burden of proving results from (x) changes affecting the industry in which such entity operates generally (which changes do not disproportionately affect Parent) or (y) changes affecting the United States economy generally, constitute a Material Adverse Effect.

     SECTION 4.06   Interim Operations of Merger Sub.  Merger Sub was formed by
                    --------------------------------
Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities, and except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

     SECTION 4.07   Valid Issuance of Shares of Parent Common Stock.  Assuming
                    -----------------------------------------------
the accuracy of the representations contained in the Shareholder Certificates delivered by each of the Company Shareholders, the shares of Parent to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with all applicable United States federal and state securities laws, will not be subject to any preemptive or other statutory right of shareholders, and will be free of any liens or encumbrances other than those expressly set forth in this Agreement or any other agreement entered into in connection with the Merger.

     SECTION 4.08   Brokers.  No broker, finder or investment banker is
                    -------
entitled to receive from Parent any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger, the transactions contemplated by this Agreement. Parent has heretofore furnished to the Company a complete and correct copy of all agreements pursuant to which any such firm would be entitled to any payment in connection with this Agreement, the Merger or the transactions contemplated by this Agreement.

     SECTION 4.09   Absence of Changes.  Since [February 26, 2001], there has
                    ------------------
been no event the occurrence of which would give rise to a duty on the part of Parent to file a Form 8-K.

     SECTION 4.10   No Parent Shareholder Vote.  Neither the Merger nor the
                    --------------------------
transactions contemplated by this Agreement shall trigger any requirement for a vote of Parent's shareholders.

     SECTION 4.11   Tax Matters.  To the knowledge of Parent, neither Parent
                    ------------
nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

                                   ARTICLE V

                   CONDUCT OF BUSINESSES PENDING THE MERGER
                   ----------------------------------------

     SECTION 5.01   Conduct of Business by the Company and the Subsidiaries
                    -------------------------------------------------------
Pending the Merger.  During the period from the date of this Agreement and
------------------
continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and shall cause each Subsidiary, (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and consultants and to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company.

          By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

          (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any Subsidiary, except pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement;

          (c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business;

          (d) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (e) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (f) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets thereof;

          (g)  institute or settle any Legal Proceeding;

          (h) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

          (i) authorize any capital expenditure in excess of $25,000, individually or in the aggregate;

          (j) enter into any lease or contract for the purchase or sale of any property, real or, for purchases in excess of $25,000 individually or in the aggregate, personal;

          (k)  waive or release any material right or claim;

          (l) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (m) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or options granted under any employee stock plan or agreement or authorize cash payments in exchange for any options granted under any of such plan or agreement except as specifically required by the terms of such plans or agreements in effect as of the date of this Agreement and except for the waiver of acceleration of Company Options;

          (n) extend any offers for the provision of services to potential employees, consultants or independent contractors other than offers of employment to potential employees lower than director-level that are "at will" and do not provide for severance obligations;

          (o)  amend or terminate any Material Contract;

          (p) enter into, amend or, except as contemplated by this Agreement, terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01;

          (q) other than in the ordinary course of business consistent with past practice, enter into any licensing, distribution, OEM, sponsorship, advertising, merchant program contracts, agreements or obligations, or other similar contracts, agreements, or obligations, which may not be cancelled by the Company upon notice of 30 days or less without penalties;

          (r) enter into any contract or agreement material to the business, results of operations or financial condition of the Company;

          (s) take any action, other than reasonable and usual action in the ordinary course of business and consistent with past practice, with respect to accounting policies, principles or procedures;

          (t) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or any Subsidiary, surrender any material right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any Subsidiary;

          (u) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered, otherwise dispose of or grant any security interest in any item of Owned Intellectual Property or Licensed Intellectual Property, in whole or in part, (ii) grant any license with respect to any Owned Intellectual Property, other than the license of Company Software to customers of the Company or any Subsidiary to whom the Company or any Subsidiary licenses such Company Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or (iv) disclose, or allow to be disclosed, any confidential Owned Intellectual Property, unless such Owned Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

          (v) make (or become obligated to make) any bonus payments to any of its officers or employees;

          (w) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (x) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (y) take any action or fail to take any action that would cause there to be a Company Material Adverse Effect;

          (z) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent and Merger Sub;

          (aa) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000 with respect to a single matter, or in excess of $25,000 in the aggregate; or

          (bb) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (aa) above, or any action which is reasonably likely to make any of the Company's representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

     SECTION 5.02    Notification of Certain Matters.  Parent shall give prompt
                     -------------------------------
notice to the Company, and the Company shall give prompt notice to Parent, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 6.01    Company Shareholder Approval. The Company shall promptly,
                     ----------------------------
after the date of this Agreement and in accordance with applicable Law, the Company's Articles of Incorporation and Bylaws, convene a meeting of its shareholders or solicit written consents to obtain their approval and adoption of this Agreement, the Merger and the transactions contemplated by this Agreement. The Company shall ensure that the shareholders' meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the shareholders' meeting are solicited, or in the alternative, that written consents are solicited, in compliance with applicable Law, the Company's Articles of Incorporation and Bylaws, and all other applicable legal requirements. The Company agrees to use it best efforts to take all action necessary or advisable to secure the necessary votes required by applicable Law, the Company's Articles of Incorporation and Bylaws to effect the Merger. The Board of Directors of the Company shall recommend that the Company Shareholders vote in favor of and adopt and approve this Agreement and vote in favor of and approve the Merger and the other transactions contemplated hereby. Except as may be required by the CGCL or applicable case law with respect to fiduciary duties, neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company Shareholders vote in favor of and adopt and approve this Agreement, the Merger and the other transactions contemplated hereby.

          (b) Each of the parties hereto acknowledge that the shares of Parent Common Stock issued to the Company Shareholders pursuant to this Agreement are intended to be issued pursuant to the "private placement" exemption from registration under Rule 506 of the Securities Act, and agree to reasonably cooperate with Parent in its efforts to ensure that the shares of Parent Common Stock may be issued pursuant to such private placement exemption; provided,
                                                                  --------
however, that no party hereto makes any representation or warranty that such
-------
issuance in fact qualifies for such private placement exemption.

          (c)  Notwithstanding the foregoing and anything to the contrary in
Section 7.02 hereof, in the event that prior to the solicitation of votes or consents from Company's Shareholders to approve the Merger, Parent, based on advice of its counsel, has determined that the shares of Parent Common Stock to be issued pursuant to this Agreement cannot be issued under the "private placement" exemption from registration under Rule 506 of the Securities Act or a similarly advantageous "private placement" exemption, then at Parent's election
(i) the parties hereto shall take all action necessary to promptly prepare and file (A) all necessary applications and documents required to be filed with the California Department of Corporations to qualify the issuance of the shares of Parent Common Stock pursuant to this Agreement under the "fairness hearing" exemption from registration under Section 3(a)(10) of the Securities Act or (B) a registration statement on Form S-4 with the SEC which registers the shares of Parent Common Stock to be issued to the Company Shareholders pursuant to this Agreement and (ii) the dates in Section 8.01(b) hereof shall be appropriately adjusted, but in no event be later than April 30, 2001 without the written consent of the Shareholders' Representative. Parent and the Company shall use, and shall cause their officers, employees, agents, advisors or other representatives to use, their respective reasonable best efforts to effectuate the foregoing (and fully cooperate with the other parties), including, without limitation, preparing and filing all necessary applications, documents and forms to obtain a "fairness hearing" exemption from registration under Section 3(a)(10) of the Securities Act or to register the Shares of Parent Common Stock on an effective registration statement on Form S-4.

     SECTION 6.02    Information Statement.  Commencing on the date of this
                     ---------------------
Agreement, the Company and Parent shall jointly prepare an information statement that is intended to comply with the disclosure requirements of Rule 502 of the Securities Act (together with any amendments thereof or supplements thereto, the "Information Statement"). The Information Statement shall include the recommendation of the Board of Directors of the Company to the Company Shareholders to vote in favor of the approval and adoption of this Agreement and the Merger. As promptly as practicable after the date hereof, but in no event later than the business day following the date hereof, the Company will send to each Company Shareholder the Information Statement for the purpose of the considering, approving and adopting this Agreement, the Merger, and the other transactions contemplated hereby. None of the information included in the Information Statement and any other document prepared to comply with federal or state securities laws shall, at the time it is first mailed to the Company Shareholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company and Parent shall each be solely liable for portions of the Information Statement solely relating to Company and Parent, respectively. No amendment or supplement to the Information Statement will be made by the Company without the approval of Parent, which shall not be unreasonably withheld.

     SECTION 6.03    Access to Information; Confidentiality.
                     --------------------------------------

          (a) From the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice,
                ---------------
access to the directors, officers, employees, agents, properties, offices and other facilities of the Company and the Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Parent or its Representatives may reasonably request.

          (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement dated June 12, 2000, (the "Non-Disclosure Agreement")
                                                    ------------------------
between the Company and Parent.

     SECTION 6.04    No Solicitation of Transactions.
                     -------------------------------

          (a) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, agents, advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company will notify Parent immediately after receipt by the Company (or any of its officers, directors, employees, agents, advisors or other representatives) of any proposal for, or inquiry respecting, any Competing Transaction, or any request for nonpublic information in connection with such proposal or inquiry or for access to the properties, books or records of the Company by any person that informs or has informed the

Company that it is considering making or has made such a proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the person making such proposal or inquiry and the terms and conditions of such proposal or inquiry. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

          (b)  A "Competing Transaction" means any of the following involving
                  ---------------------
the Company or any Subsidiary (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such party; (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of such party; or (iv) any solicitation in opposition to approval by the Company Shareholders of this Agreement and the Merger.

     SECTION 6.05    Employee Benefits Matters.
                     -------------------------

          (a) All Company employees shall continue on their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees in the United States. Parent shall provide the Company's employees with health, welfare and other employee benefits that in the aggregate are substantially equivalent to those provided to Parent's employees in similar functions and positions. Pending such action, Parent shall maintain the effectiveness of the Company's benefit plans.

          (b) Simultaneously with the execution of this Agreement, Parent has entered into employment agreements in substantially the form attached hereto at Exhibit G (collectively, the "Employment Agreements", and individually, an
---------                     ---------------------
"Employment Agreement") with the individuals set forth on Schedule 6.05(b)
--------------------
hereto.

          (c) Simultaneously with the execution of this Agreement, Parent shall execute and deliver an option assumption agreement in the form attached hereto at Exhibit I (collectively, the "Option Assumption Agreements", and
   ---------                     ----------------------------
individually, an "Option Assumption Agreement") to each holder of Company
                  ---------------------------
Options as set forth on Schedule 6.05(c) hereto, which Option Assumption Agreements shall provide for the waiver of any acceleration of vesting for certain Company Options in connection with the Merger. Prior to the Effective Time, the Company and Parent shall use their reasonable best efforts to ensure that all holders of Company Options shall execute an Option Assumption Agreement.

          (d) Prior to the Effective Date, the Company and Parent shall use their reasonable best efforts to cause all employees of the Company that will be employees of Parent following the Effective Date to enter into non-disclosure and invention assignment agreements (collectively, the "Invention Assignment
                                                        --------------------
Agreements", and individually, an "Invention Assignment Agreement") with Parent.
----------                         ------------------------------

          (e) The Company agrees to adopt resolutions to terminate its 401(k) plan immediately prior to Closing, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election before the Effective Time. Unless Parent provides such notice to the Company, Parent shall receive from the Company evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to the review and approval of Parent), effective as of the day immediately preceding the Closing Date.

          (f) The Company, and as applicable, its ERISA Affiliates, each agree to terminate any and all group severance, separation or salary continuation plans, programs or arrangements immediately prior to Closing. Parent shall receive from the Company evidence that the plans, programs or arrangements of the Company, and as applicable, each ERISA Affiliate, have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date, but contingent on the Closing.

     SECTION 6.06    Further Action; Consents; Filings.
                     ---------------------------------

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement,
(ii) obtain from any Governmental Entity all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

          (b) Each of Parent and Company shall use reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws").
                      --------------

          (c)  Notwithstanding anything to the contrary in Section 6.06(a) or
(b), (i) neither Parent nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Parent Material Adverse Effect on Parent combined with the Surviving Corporation after the Effective Time and (ii) neither the Company nor any Subsidiary shall be required to divest any of its respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Company Material Adverse Effect.

          (d) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transaction contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of Company.

     SECTION 6.07   Plan of Reorganization.  This Agreement is intended to
                    ----------------------
constitute a "plan of reorganization" within the meaning of Section 1.368 of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     SECTION 6.08   No Public Announcement.  The initial press release relating
                    ----------------------
to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law, the Company shall not issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of Parent.

     SECTION 6.09   Expenses.  If the Merger is not consummated, all costs and
                    --------
expenses incurred in connection with this Agreement, the Merger and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Parent and Merger Sub, shall be paid by Parent ("Parent Expenses")
                                                             ---------------
and (ii) if incurred by the Company (the "Company Expenses") or its shareholders
                                          ----------------
(the "Shareholder Expenses"), shall be paid, if Company Expenses, by the Company
      --------------------
or, if Shareholder Expenses, by the Company Shareholders. If the Merger is consummated, the Parent Expenses shall be borne solely and entirely by Parent and the Company Expenses and the Shareholder Expenses shall be borne solely and entirely by the Company and the Company Shareholders, respectively; provided,
                                                                    --------
that the fees of Morrison & Foerster LLP, counsel to the Company, shall be paid in full at the Closing and all Company Expenses in excess of $200,000 shall be the liability of the Company Shareholders.

     SECTION 6.10   Affiliate Agreements.  The Company shall cause each person
                    --------------------
that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit C.

     SECTION 6.11   Indemnification of Officers and Directors.
                    -----------------------------------------

          (a) For six years from and after the Closing Date, Parent agrees to indemnify (including advancement of expenses) and hold harmless all past and present officers and directors of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation or Bylaws, or pursuant to employment agreements or indemnification agreements identified on the Company Disclosure Schedule or under applicable law for acts or omissions which occurred at or prior to the Effective Time; provided, however, that Parent shall not be required to indemnify outside directors of the Company for breaches or alleged breaches of statutory fiduciary duties of loyalty or care to the Company's shareholders. This indemnification shall not apply to any claim by an Indemnitee pursuant to the terms of this Agreement or any other transaction contemplated by this Agreement. This Section 6.11 shall survive the consummation of the Merger, and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Persons, their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation.

          (b) If Parent, the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.

     SECTION 6.12   Shareholder Certificates.  The Company shall use all
                    ------------------------
reasonable efforts to cause each Company Shareholder to execute and deliver to Parent prior to the Closing a Shareholder Certificate.

     SECTION 6.13   Nasdaq National Market Listing.  Parent shall promptly
                    ------------------------------
prepare and submit to the Nasdaq National Market a listing application covering the shares of Parent Common Stock to be issued in the Merger and pursuant to the Company Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares, subject to official notice to the Nasdaq National Market of issuance, and the Company shall cooperate with Parent with respect to such listing.

    SECTION 6.14    Registration on Form S-3. Parent shall use its best efforts
                    ------------------------
to file a registration statement on Form S-3 to register the resale of all shares of Parent Common Stock issued pursuant to Article II hereof within 90 days following the Effective Time, subject to the terms of Schedule 6.14 hereof; provided, however, that in the event of a Board of Directors' Determination (as such term is defined in Schedule 6.14), Parent shall have the one time right to delay the effectiveness of such registration for a period of up to 30 days.

     SECTION 6.15   Personal Guarantees.  Parent shall use all reasonable
                    -------------------
efforts to cause all personal guarantees of the obligations of the Company made by any individuals listed on Schedule 6.05(b) and disclosed in the Company Disclosure Schedule to be released and discharged as soon as is reasonably possible following the closing, and in no event later than 120 days following the Closing. Parent agrees to indemnify and hold harmless each guarantor under each such personal guarantee for any loss suffered by any such guarantor solely as a result of any action or inaction of Parent or the Company following the Closing.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER
                           ------------------------

     SECTION 7.01   Conditions to the Obligations of Each Party. The
                    -------------------------------------------
obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a)  Shareholder Approval.  This Agreement shall have been
               --------------------
unanimously approved and adopted by the affirmative vote of all of the Company Shareholders in accordance with the CGCL and the Company's Articles of Incorporation;

          (b)  No Order.  No Governmental Entity or court of competent
               --------
jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order") which is then in effect and has the effect of making the Merger
 -----
illegal or otherwise prohibiting consummation of the Merger;

          (c)  Employment Agreements.  The individuals set forth on Schedule
               ---------------------
6.05(b) hereto shall have entered into Employment Agreements with Parent;

          (d)  No Restraints.  There shall not be pending or threatened any
               -------------
suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any portion of their respective businesses or assets; and

          (e)  Escrow Agreement. The Company, the Escrow Agent and the
               ----------------
Shareholders' Representative shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect at the Effective Time.

     SECTION 7.02   Conditions to the Obligations of Parent and Merger Sub.  The
                    ------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not qualified as to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the President of the Company to such effect. The representations and warranties of each Company Shareholder set forth in such Shareholder's Shareholder Certificate shall be true and correct, except where the failure to be so true and correct would not result in the failure of the shares of Parent Common Stock to be issued in the Merger to be exempt from registration under the Securities Act pursuant to Rule 506 thereof;

          (b)  Performance of Covenants.  The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the President of the Company to that effect;

          (c)  Approvals.  Parent shall have received, each in form and
               ---------
substance reasonably satisfactory to Parent, (i) all required authorizations, consents, orders and approvals of all Governmental Entities and officials, if any, and (ii) all third party consents set forth in Sections 3.05 and 3.06 herein or on the Company Disclosure Schedule;

          (d)  Dissenting Shareholders.  Dissenting Shares shall comprise not
               -----------------------
more than 1% of the Company Stock outstanding immediately prior to the Effective Time;

          (e)  No Company Material Adverse Effect.  No event or events shall
               ----------------------------------
have occurred which, individually or in the aggregate, have had, or could reasonably be expected to have, a Company Material Adverse Effect;

          (f)  Option Assumption Agreements.  The individuals set forth on
               ----------------------------
Schedule 6.05(c) hereto shall have entered into Option Assumption Agreements with Parent.

          (g)  Affiliate Agreements.  Each affiliate of the Company shall have
               --------------------
executed and delivered to Parent an Affiliate Agreement and such agreement shall remain in full force and effect;

          (h)  Opinion of Company's Counsel.  Parent shall have received the
               ----------------------------
opinion of Morrison & Foerster LLP, counsel to the Company, substantially in the form attached hereto as Exhibit D;
                        ---------

          (i)  Secretary's Certificate. A certificate executed by the Secretary
               -----------------------
of the Company attaching and certifying as to the Company's current Articles of Incorporation and Bylaws and the resolutions of the Company's Board of Directors and shareholders approving and adopting this Agreement and the transactions relating thereto;

          (j)  Shareholder Certificates.  Each holder of Company Stock shall
               ------------------------
have executed and delivered to Parent a Shareholder Certificate;

          (k)  FIRPTA Compliance.  The Company shall have delivered to Parent a
               -----------------
properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation 1.1445-2(c)(3);

          (l)  Company Employees. All of the individuals set forth on Schedule
               -----------------
6.05(b) shall be employed by the Company;

          (m)  Approvals.  All authorizations, consents, or approvals of, or
               ---------
notifications to any third party set forth on Schedule 7.02(m), required by the Company's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained;

          (n)  Board and Officer Resignations.  The Company shall have received
               ------------------------------
written letters of resignation from each of the current members of the Board of Directors and Officers of the Company, in each case effective at the Effective Time;

          (o)  Waivers of Notice.  Each holder of shares of Company Preferred
               -----------------
Stock shall have waived prior notice of the consummation of the Merger;

          (p)  Termination of Company Agreements.  The Company's agreements on
               ---------------------------------
Schedule 7.02(p) shall have been terminated;

          (q)  Termination of 401(k) Plan.  The Company shall have adopted a
               --------------------------
resolution terminating the Company's 401(k) Plan effective at least one day prior to the Closing Date and no further contributions shall have been made to the 401(k) Plan. The Company shall have provided to Parent (i) executed resolutions of the board of directors of the Company authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination;

          (r)  Regulation D.  The issuance of the Shares of Parent Common Stock
               ------------
to be issued in the Merger shall be exempt from the registration requirements under the Securities Act or alternative measures shall have been taken pursuant to Section 6.02(c).

     SECTION 7.03   Conditions to the Obligations of the Company.  The
                    --------------------------------------------
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects, in each case as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

          (b)  Performance of Covenants.  Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

          (c)  No Parent Material Adverse Effect.  No event or events shall
               ---------------------------------
have occurred which, individually or in the aggregate, have had, or could reasonably be expected to have, a Parent Material Adverse Effect.

          (d)  Employee Offer Letters.  All Company employees shall have
               ----------------------
received an offer of employment substantially in the form of Exhibit H hereto.
                                                ---------

          (e)  Opinion of Parent's Counsel.  The Company shall have received
               ---------------------------
the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Parent, substantially in the form attached hereto as Exhibit E.
                                                                ---------

          (f)  Tax Opinion of Company's Counsel.  Morrison & Foerster LLP,
               --------------------------------
counsel to the Company, shall have delivered to the Company Shareholders an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and each of Parent, Merger Sub and the Company will be "a party to a reorganization" within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned upon the receipt by Morrison & Foerster LLP of representation letters from each of Parent and the Company; each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     SECTION 8.01   Termination.  This Agreement may be terminated and the
                    -----------
Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

          (b) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2001; provided, however, that the right to
                                           --------  -------
terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before March 31, 2001;

          (c) by either Parent or the Company upon the issuance of any Order which is final and nonappealable which would (i) prevent the consummation of the Merger, (ii) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

          (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that,
                         --------------------------    --------  -------
if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this
Section 8.01(d) unless such breach is not cured within 15 days after notice thereof is provided by Parent to the Company (but no cure period is required for a breach which, by its nature, cannot be cured); or

          (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied ("Terminating Parent
                                                      ----------- ------
Breach"); provided, however, that, if such Terminating Parent Breach is
------    --------  -------
curable by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(e) unless such breach is not cured within 15 days after notice thereof is provided by the Company to Parent (but no cure period is required for a breach which, by its nature, cannot be cured).

     SECTION 8.02   Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that
(i) Sections 6.03(b) and 6.09 and Articles VIII and IX shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any actual damages incurred (but not consequential damages) resulting from the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03    Amendment.  This Agreement may be amended by the parties
                     ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04    Waiver.  At any time prior to the Effective Time, any party
                     ------
hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in writing and signed by the party or parties to be bound thereby.

                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

     SECTION 9.01    Survival of Representations and Warranties. The
                     ------------------------------------------
representations and warranties of the Company contained in this Agreement and the Voting Agreements (collectively, the "Acquisition Documents") shall survive
                                          ---------------------
the Effective Time for a period of twelve (12) months. The Representations and Warranties of Parent and Merger Sub do not survive the Effective Time and shall terminate as of the Effective Time. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time (whether before or after the Effective Time) by or on behalf of another party hereto or by any actual, implied or constructive knowledge or notice of any facts or circumstances that any party may have as a result of any such investigation or otherwise. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

     SECTION 9.02    Indemnification by the Company's Shareholders.
                     ---------------------------------------------
          (a) After the Effective Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnified
                                                              ------------------
Parties") shall be indemnified and held harmless by each Shareholder, severally
-------
and not jointly, for such Shareholder's ratable share of any and all Liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "Loss"), arising out of or
                                                     ----
resulting from:

               (i) the breach of any representation or warranty (without giving effect to any qualification as to materiality (or similar qualifications) contained therein in determining the amount of any Loss) made by the Company or such Shareholder in the Acquisition Documents;

              (ii) the breach of any covenant or agreement made by the Company or such Shareholder in the Acquisition Documents; provided, however, that no
                                                  --------  -------
Shareholder shall be liable for breach of any covenant or agreement made by any other Shareholder in any Voting Agreement; or

             (iii) Losses from breach of contract or other claims made by any party alleging to have had a contractual or other right to acquire the Company's capital stock or assets.

          (b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud:

               (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a) that may be recovered from any Shareholder shall be limited to the Escrow Shares and shall not exceed such Shareholder's pro rata share of the Escrow Shares; and

              (ii) no indemnification payment by the Shareholders with respect to any indemnifiable Loss otherwise payable under Section 9.02(a) and arising out of or resulting from the causes enumerated in Section 9.02(a) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $50,000, after which time the Shareholders shall be liable in full for all indemnifiable Losses in excess of $50,000; provided, however, that the
                                           --------  -------
limitations set forth above in each of clauses (i) and (ii) shall not be operative with respect to Losses arising from breaches of any of the Company Basic Representations; provided further, that, except with respect to unresolved
                       ----------------
claims which have been asserted against the Escrow Fund prior to the 12-month anniversary of the Closing Date, the indemnification obligation of the Company Shareholders pursuant to the is Article IX shall terminate on the 12-month anniversary of the Closing Date. As used herein, "Company Basic Representations" shall mean the representations and warranties set forth in Sections 3.04, 3.05 and 3.10.

     SECTION 9.03    Indemnification Procedures.
                     --------------------------

          (a) For purposes of this Section 9.03, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the
                                                     ------------------
party which may be entitled to indemnification is referred to as the "Indemnified Party".
------------------

          (b) The obligations and Liabilities of Indemnifying Parties under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third
                                                                           -----
Party Claims") shall be governed by and contingent upon the following additional
------------
terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give all Indemnifying Parties notice of such Third Party Claim within 90 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall
             --------  -------
not release an

Indemnifying Party from any of its obligations under this Article IX except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

          (c) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim (and in the case where a Parent Indemnified Party is the Indemnified Party, (i) Parent has reasonably determined that losses which may be incurred as a result of the Third Party Claim do not exceed individually, or when aggregated with all other losses subject to indemnification under
Section 9.02, the maximum aggregate amount of indemnifiable losses set forth in such Section, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable remedy, (iii) settlement of or an adverse judgement with respect to the Third Party Claim is not, in the good faith judgement of Parent, likely to establish a precedential custom or practice adverse to the continuing business interests of Parent or to increase the Tax liability of Parent or the Company), then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice (such counsel to be reasonably acceptable to Parent) if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, if there exists or is reasonably likely to
                   --------  -------
exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently and the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by any party conducting the defense against such claim without the prior written consent of the other party; provided, however, if the Shareholders are the Indemnifying Parties and are not
--------  -------
entitled to assume the defense against such Third Party Claim pursuant to this paragraph, the Parent Indemnified Party shall have the right to consent to the entry of any judgement or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent need not consult with, or obtain any consent from, the Shareholders or the Shareholders' Representative in connection therewith).

     SECTION 9.04    Shareholders' Representative.  Jeff Stark, (such Person
                     ----------------------------
and any successor or successors being the "Shareholders' Representative") shall act as the representative of the Shareholders, and shall be authorized to act on behalf of the Shareholders and to take any and all actions required or permitted to be taken by the Shareholders' Representative under this Agreement or the Escrow Agreement, with respect to any claims (including the settlement thereof) made by Parent or the Shareholders for indemnification pursuant to this Article IX of the Agreement and with respect to any actions to be taken by the Shareholders' Representative pursuant to the terms of the Escrow Agreement. The Shareholders shall be bound by all actions taken by the Shareholders' Representative in its capacity thereof, except for any action that conflicts with the limitation set forth in the final sentence of this Section 9.04. The Shareholders' Representative shall promptly, and in any event within five business days, provide written notice to the Shareholders of any action taken on their behalf by the Shareholders' Representative pursuant to the authority delegated to the Shareholders' Representative under this Section 9.04. The Shareholders' Representative shall at all times act in his or her capacity as Shareholders' Representative in a manner that the Shareholders' Representative believes to be in the best interest of the Shareholders. Neither the Shareholders' Representative nor any of its directors, officers, agents or employees shall be liable to any Person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement or the Escrow Agreement, except in the case of the Shareholders' Representative's gross negligence, bad faith or willful misconduct. The Shareholders' Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Shareholders' Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Escrow Agreement, the Shareholders' Representative shall not be required to exercise any discretion or take any action. Each Shareholder severally shall indemnify and hold harmless and reimburse the Shareholders' Representative from and against such Shareholder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Shareholders' Representative arising out of or resulting from any action taken or omitted to be taken by the Shareholders' Representative under this Agreement or the Escrow Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Shareholders' Representative's gross negligence, bad faith or willful misconduct. Notwithstanding anything to the contrary herein or in the Escrow Agreement, (a) the Shareholders' Representative is not authorized to, and shall not, accept on behalf of any Shareholder any merger consideration to which such Shareholder is entitled under this Agreement and (b) the Shareholders' Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any Shareholder unless the Shareholders' Representative is expressly authorized to do so in a writing signed by such Shareholder. In all matters relating to this Article IX, the Shareholders' Representative shall be the only party entitled to assert the rights of the Shareholders, and the Shareholders' Representative shall perform all of the obligations of the Shareholders hereunder. Parent shall be entitled to rely on all statements, representations and decisions of the Shareholders' Representative.

                                   ARTICLE X

                              GENERAL PROVISIONS
                              ------------------

     SECTION 10.01    Notices.  All notices, requests, claims, demands and other
                      -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

                (a)  if to Parent or Merger Sub:

                     SonicWALL, Inc.
                     1160 Bordeaux Drive
                     SunnyVale, California 94089
                     Facsimile No.:  (408) 962-1201
                     Attention:  Molly Attala, Vice President, Finance

                     with a copy to:

                     Gunderson Dettmer Stough Villeneuve Franklin &
                       Hachigian, LLP
                     155 Constitution Drive
                     Menlo Park, California  94025
                     Facsimile No.:  (650) 463-5449
                     Attention:  Gregory K. Miller

                (b)  if to the Company:

                     Ignyte Technology, Inc.
                     3226 Scott Blvd.
                     Santa Clara, California  95054
                     Facsimile No.:  (408) 350-2601
                     Attention: Jeff Stark, President

                     with a copy to:

                     Morrison & Foerster LLP
                     755 Page Mill Road
                     Palo Alto, California 94304
                     Facsimile No.:  (650) 494-0792
                     Attention:  Paul "Chip" L. Lion, III

     SECTION 10.02    Certain Definitions.  (a) As used in this Agreement, the
                      -------------------
following terms shall have the following meanings:

                (i)  "beneficial owner" with respect to any shares means a
                      ----------------
Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

              (ii) "business day" means any day on which banks are not required
                    ------------
or authorized to close in Sunnyvale, California.

             (iii)  "CERCLA" means the Comprehensive Environmental Response,
                     ------
Compensation and Liability Act of 1980, as amended as of the date hereof.

              (iv) "Company Software" means Software, the intellectual property
                    ----------------
of which is owned by the Company, which is both (A) material to the operation of the business of the Company or any Subsidiary, including all computer software and databases operated by the Company or any Subsidiary on its web sites or used by the Company or any Subsidiary in connection with processing customer orders, storing customer information, or storing or archiving data, and (B) manufactured, distributed, sold, licensed or marketed by the Company or any Subsidiary.

               (v)  "control" (including the terms "controlled by" and "under
                     -------
common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

              (vi) "Environmental Laws" means any federal, state or local
                    ------------------
statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

             (vii)  "Environmental Permits" means any permit, approval,
                     ---------------------
identification number, license and other authorization required under any applicable Environmental Law.

            (viii)  "Hazardous Materials" means (a) any petroleum, petroleum
                     -------------------
products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

              (ix) "Intellectual Property" means:  (a) United States, foreign
                    ---------------------
and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) Software, (e) confidential and proprietary information, including trade secrets and know-how, and (f) rights of privacy, publicity and endorsement, and all other rights associated therewith in any jurisdiction.

               (x)  "knowledge of the Company" or "the Company's knowledge"
                     ------------------------      -----------------------
means the knowledge of Jeff Stark, Rob Greer, Rama Polefka, Steve Kwan, and the Company's principal financial and accounting officer(s) and such knowledge that would be imputed to such Persons upon due investigation.

              (xi) "Licensed Intellectual Property" means all Intellectual
                    ------------------------------
Property licensed to the Company pursuant to the Licenses.

             (xii)  "Licenses" mean (A) licenses of Intellectual Property by
                     --------
the Company or any Subsidiary to third parties, (B) licenses of Intellectual Property by third parties to the Company or any Subsidiary, and (C) agreements between the Company or any Subsidiary and third parties relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking advertisement, or other practices with respect to Internet web sites.

            (xiii)  "Owned Intellectual Property" means all Intellectual
                     ---------------------------
Property owned by the Company or any Subsidiary.

             (xiv)   "person" means an individual, corporation, partnership,
                      ------
limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

              (xv)  "Software" means computer software, programs and databases
                     --------
in any form, including Internet web sites, web content and links, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation.

             (xvi) "subsidiary" or "subsidiaries" of any Person means any
                    ----------      ------------
corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term                                       Section
----                                       -------
Acquisition Documents.....................  9.01
affiliate.................................  2.02(h)
Aggregate Common Merger Consideration.....  2.01(b)

Aggregate Preferred Merger Consideration..   2.01(b)
Agreement.................................  Preamble
Antitrust Laws............................   6.06(b)
Articles of Merger........................   1.02
Assets....................................   3.18
Audited Financial Statements..............   3.08(a)
beneficial owner..........................  10.02(a)
business day..............................  10.02(a)
CERCLA....................................  10.02(a)
CGCL......................................  Recitals
Closing...................................   1.02
Closing Date..............................   1.02
Closing Price.............................   2.01(b)
Code......................................  Recitals
Common Exchange Ratio.....................   2.01(b)
Company...................................  Preamble
Company Basic Representations.............   9.02(b)
Company Common Stock......................  Recitals
Company Disclosure Schedule...............  Article III
Company Material Adverse Effect...........   3.01
Company Permits...........................   3.07
Company Preferred Stock...................  Recitals
Company Proprietary Rights................   3.14(b)
Company Share Certificates................   2.02(a)
Company Shareholders......................   2.02(b)
Company Software..........................  10.02(a)
Company Stock.............................  Recitals
Company Options...........................   2.04(a)
Company's knowledge.......................  10.02(a)
Competing Transaction.....................   6.05(b)
control...................................  10.02(a)
Dissenting Shares.........................   2.05(a)
Effective Time............................   1.02
Employment Agreements.....................   6.05(b)
Environmental Laws........................  10.02(a)
Environmental Permits.....................  10.02(a)
ERISA.....................................   3.11(a)
ERISA Affiliate...........................   3.11(e)
Escrow Account............................   2.02(b)
Escrow Agent..............................   2.02(b)
Escrow Agreement..........................   2.02(b)
Escrow Fund...............................   2.02(b)
Escrow Shares.............................   2.01(b)
Exchange Act..............................   4.04(a)
Exchange Agent............................   2.03(a)
Former Owners.............................   3.14(a)

Fully Diluted Common Shares Amount..  2.01(b)
Governmental Entity.................  3.06(b)
Gunderson Dettmer...................  1.02
Hazardous Materials................. 10.02(a)
HSR Act.............................  3.06(b)
Indemnified Party...................  9.03(a)
Indemnifying Party..................  9.03(a)
Information Statement...............  6.02
Intellectual Property............... 10.02(a)
Interim Financial Statements........  3.08(a)
IRS.................................  3.11(b)
Invention Assignment Agreement......  6.05(d)
Law.................................  3.06(a)
Legal Proceeding....................  3.10
Legal Requirements..................  3.04(d)
Letter of Transmittal...............  2.02(a)
Liabilities.........................  3.08(b)
Licensed Intellectual Property...... 10.02(a)
Licenses............................ 10.02(a)
Loss................................  9.02(a)
Material Contracts..................  3.12(a)
Merger..............................  Recitals
Merger Sub..........................  Preamble
Multiemployer Plan..................  3.11(c)
Multiple Employer Plan..............  3.11(c)
Non-Disclosure Agreement............  6.03(b)
Option Assignment Agreement.........  6.05(c)
Order...............................  7.01(b)
Owned Intellectual Property......... 10.02(a)
Parent..............................  Preamble
Parent Common Stock.................  Recitals
Parent Disclosure Schedule..........  Article IV
Parent Expenses.....................  Article IV
Parent Indemnified Parties..........  6.09
Parent Material Adverse Effect......  4.04(b)
Parent SEC Reports..................  4.04(a)
Parent Shares.......................  2.01(b)
person.............................. 10.02(a)
plans...............................  3.11(a)
Preferred Cash Component............  2.01(b)
Principal Shareholders..............  Recitals
Proprietary Rights..................  3.14(b)
Reference Balance Sheet.............  3.07(a)
Representatives.....................  6.03
Returns.............................  3.16(b)
SEC.................................  4.05(a)

Securities Act................   2.02(h)
Shareholder Certificates......   6.09
Software......................  10.02(a)
Shareholders' Representative..   9.04
Stock Plan....................   3.04(b)
subsidiary....................  10.02(a)
Surviving Corporation.........   1.01
Taxes.........................   3.16(b)
Terminating Company Breach....   8.01(d)
Terminating Parent Breach.....   8.01(e)
Third Party Claims............   9.03(a)
CGCL..........................   Recitals
U.S. GAAP.....................   3.08(a)
Vested Parent Shares..........   2.01(b)
Voting Agreement..............   Recitals


     SECTION 10.03    Severability.  If any term or other provision of this
                      ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 10.04    Assignment; Binding Effect; Benefit.  Neither this
                      -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 10.05    Incorporation of Exhibits.  The Company Disclosure
                      -------------------------
Schedule, the Parent Disclosure Schedule, the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 10.06    Specific Performance.  The parties hereto agree that
                      --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 10.07    Governing Law; Forum. This Agreement shall be governed by,
                      --------------------
and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. Any controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally settled by arbitration in San Francisco, California, under the commercial rules then in effect of the American Arbitration Association, and shall be determined in accordance with the laws of the State of California, applicable to contracts to be wholly performed therein.

     SECTION 10.08    Time of the Essence.  For purposes of this Agreement and
                      -------------------
the transactions contemplated by this Agreement, time is of the essence.

     SECTION 10.09    Waiver of Jury Trial.  Each of the parties hereto hereby
                      --------------------
irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby.

     SECTION 10.10    Construction.  (a) For purposes of this Agreement,
                      ------------
whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

     SECTION 10.11    Further Assurances.  Each party hereto shall execute and
                      ------------------
cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     SECTION 10.12    Headings.  The descriptive headings contained in this
                      --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.13    Counterparts.  This Agreement may be executed and
                      ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.14    Entire Agreement.  This Agreement (including the Exhibits,
                      ----------------
the Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and the Shareholders' Representative has executed or has caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first written above.


                              SONICWALL, INC.

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:

                              ITI ACQUISITION CORP.

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:

                              IGNYTE TECHNOLOGY, INC.

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:

                              JEFF STARK

                              By:
                                 -----------------------------------
                                 Jeff Stark, solely as Shareholders'
                                 Representative